Exhibit-99.1

Tyco International Ltd
2004 Stock and Incentive Plan

TERMS AND CONDITIONS

OF

STOCK OPTION AWARD

STOCK OPTION AWARD made in Princeton, New Jersey, as of October 12, 2011 (the “Grant Date”) pursuant to the Tyco International Ltd. 2004 Stock and Incentive Plan (the “Plan”).  Capitalized terms that are not defined herein have the meaning ascribed to them in the Plan.

1.                                       Grant of Stock Option.  Tyco International Ltd. (the “Company”) has granted you an option to purchase Shares of Common Stock of the Company, as described in the grant notification letter issued to you (“Grant Letter”), subject to the provisions of these Terms and Conditions.  This Stock Option is a Non-Qualified Stock Option.

2.                                       Exercise Price.  The purchase price of the Shares covered by the Stock Option is set forth in your Grant Letter.

3.                                       Vesting.  Except in the event of your retirement (Termination of Employment not for cause on or after age 55 if the sum of your age and full years of service with the Company is at least 60 (“Retirement”)), Termination of Employment, death, Disability or a Change in Control Termination, the Stock Option will become exercisable in installments of one fourth (1/4) of the Shares specified in your Grant Letter per year over four years.  Your vested right will be calculated on the anniversary of the Grant Date.  No credit will be given for periods following Termination of Employment, except as specifically provided herein.

4.                                       Term of Stock Option.  Unless the Stock Option has been terminated or cancelled on an earlier date, the Stock Option must be exercised prior to the close of the New York Stock Exchange (“NYSE”) on the day prior to the 10th anniversary of the Grant Date.  If the NYSE is not open for business on the expiration date specified, the Stock Option will expire at the close of the NYSE’s previous business day.

5.                                       Payment of Exercise Price.  You may pay the Exercise Price by cash, certified check, bank draft, wire transfer or postal or express money order. Alternatively, payment may be made by one or more of the following methods: (i) delivering to UBS Financial Services, or such other stock option administrator as selected by the Company, a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly (within the typical settlement cycle for the sale of equity securities on the relevant trading market, or otherwise in accordance with Regulation T issued by the Federal Reserve Board) to the Company sale or loan proceeds adequate to satisfy the portion of the Exercise Price being so paid; (ii) if expressly approved by the Board, tendering to the Company (by physical delivery or attestation)

certificates of Common Stock that you have held for six months or longer (unless the Committee, in its sole discretion, waives this 6-month period) that have an aggregate Fair Market Value as of the day prior to the date of exercise equal to the portion of the Exercise Price being so paid; or (iii) if such form of payment is expressly authorized by the Board or the Committee, instructing the Company to withhold Shares that would otherwise be issued were the Exercise Price to be paid in cash that have an aggregate Fair Market Value as of the date of exercise equal to the portion of the Exercise Price being so paid.  Notwithstanding the foregoing, you may not tender any form of payment that the Company determines, in its sole and absolute discretion, could violate any law or regulation. You are not required to purchase all Shares subject to the Stock Option at one time, but you must pay the full Exercise Price for all Shares that you elect to purchase before they will be delivered.

6.                                       Exercise of Stock Option.  Subject to these Terms and Conditions, the Stock Option may be exercised by contacting (i) UBS Financial Services Inc. at 877-STK-TYCO (1-877-785-8926) if calling from within the U.S. or 001-201-272-7611 if calling from outside the U.S., or (ii) such other stock option administrator as is selected by the Company.  If the Stock Option is exercised after your death, the Company will deliver Shares only after the Company has determined that the person exercising the Stock Option is the duly appointed executor or administrator of your estate or the person to whom the Stock Option has been transferred by your will or by the applicable laws of descent and distribution.

7.                                       Retirement, Termination of Employment, Disability or Death.  The Stock Option will vest and remain exercisable as set forth below in the case of Termination of Employment, Retirement, Disability or death:

Event	Vesting	Exercise
Voluntary Termination of Employment (other than Retirement)	Unvested Awards are forfeited as of your Termination of Employment.	Vested Awards expire on the earlier of (i) original expiration date, or (ii) 90 days after Termination of Employment.

Involuntary Termination of Employment not for Cause	Unvested Awards are forfeited as of your Termination of Employment, except as otherwise provided in Sections 8, 9 or 10.	Vested Awards expire on the earlier of (i) original expiration date, or (ii) 90 days after Termination of Employment, except as otherwise provided in Sections 8, 9 or 10.

Termination of Employment for Cause	Unvested Awards are immediately forfeited as of your Termination of Employment.	Vested Awards are immediately cancelled upon Termination of Employment.

Retirement

Unvested Awards that have been granted within twelve months are forfeited if your Retirement occurs less than twelve months after the Grant Date.  On or after the 1st anniversary of the Grant Date, unvested Awards accelerate and vest pro rata based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months required to achieve complete vesting (with an offset for Stock Options previously vested).  The remaining unvested portion of your Award will immediately be forfeited and your rights with respect to such Stock Options will end.

Vested Awards expire on the earlier of (i) original expiration date, or (ii) three years after Termination of Employment.

Disability or death	Unvested Awards become fully vested as of your Termination of Employment.	Vested Awards expire on the earlier of (i) original expiration date, or (ii) three years after your Termination of Employment.

Termination of Employment means the date of cessation of an Employee’s employment relationship with the Company or a subsidiary for any reason, with or without Cause, as determined by the Company. For the avoidance of doubt, the date of cessation of your employment relationship with the Company or a Subsidiary shall exclude any notice or severance period that you may be entitled to receive. The Severance & Retention Plan for Headquarters Group Move Program shall not apply to this Award.

8.                                       Change in Control.  In the event of (i) a Change in Control of Tyco International Ltd., and your Change in Control Termination, or (ii) your Termination of Employment by reason of a “Good Reason Resignation” which qualifies you for severance benefits under the Tyco International Ltd. Change in Control Severance Plan for Certain U. S. Officers and Executives (the “CIC Severance Plan”) within two years following a Change in Control, your Stock Option will immediately become fully vested.  Your Stock Option will expire on the earlier of (i) the original expiration date and (ii) three years from the effective date of your Change in Control Termination or your Termination of Employment by reason of a Good Reason Resignation, as described in the preceding sentence.

9.                                       Termination of Employment as a Result of Divestiture or Outsourcing.  Notwithstanding any provision to the contrary in Section 7, if your involuntary Termination of Employment other than for Cause is as a result of a Disposition of Assets, Disposition of a Subsidiary or Outsourcing Agreement (each as defined below), your Stock Option will vest on a pro-rata basis based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months required to achieve complete vesting (with an offset for Stock Options previously vested). The vested portion of your Stock Option will expire on the earlier of (i) the original expiration date and (ii) three years after the date of your Termination of Employment.

Notwithstanding the foregoing, you shall not be eligible for such pro-rata vesting and extended expiration date if (i) your Termination of Employment occurs on or prior to the closing date of such Disposition of Assets or Disposition of a Subsidiary, as applicable, or on such later date as is specifically provided in the applicable transaction agreement or related agreements, or on the effective date of such Outsourcing Agreement applicable to you (the “Applicable Employment Date”), and (ii) you are offered Comparable Employment (as defined below) with the buyer, successor company or outsourcing agent, as applicable, but do not commence such employment on the Applicable Employment Date.

For purposes of this Section 9, “Comparable Employment” shall mean employment (i) with base compensation and benefits (not including perquisites, allowances or long term incentive compensation) that, taken as whole, is not materially reduced from that which is in effect immediately prior to your Termination of Employment and (ii) that is at a geographic location no more than 50 miles from your principal place of employment in effect immediately prior to your Termination of Employment;  “Disposition of Assets” shall mean the disposition by the Company or a Subsidiary by which you are employed of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated corporation or entity; “Disposition of a Subsidiary” shall mean the disposition by the Company or a Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity (which, for the avoidance of doubt, excludes a spin-off or split-off or similar transaction), provided that such subsidiary or entity ceases to be controlled by the Company as a result of such disposition; and “Outsourcing Agreement” shall mean a written agreement between the Company or a Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which (i) the Company transfers the performance of services previously performed by employees of the Company or Subsidiary to the Outsourcing Agent, and (ii) the Outsourcing Agent is obligated to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

10.                                 Termination of Employment with Severance Benefits.

(a) Termination in connection with the Separation.  In the event of (i) your Termination of Employment that occurs within the period beginning on the Grant Date and ending on the date that is one year following the completion of the spin-offs of the Company’s North American residential security and flow control businesses (such transaction, or any alternative transaction that the Committee, in its sole discretion, deems to be substantially the same, the “Separation”), and (ii) the determination, in the sole discretion of the Senior Vice President, Human Resources (or equivalent position) of your employer, that your Termination of

Employment is due to the Separation, your unvested Stock Options subject to this Award will accelerate and vest pro rata based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months required to achieve complete vesting (with an offset for Stock Options previously vested).  Your Stock Option will expire one year after the date of your Termination of Employment or such later date as may be applicable under Section 7.

Further, if you qualify for accelerated vesting under this Section 10(a), the requirement set forth in Section 10(b)(i) shall not apply.

(b) Termination of Employment - Executives.  If (i) your Termination of Employment occurs twelve months or later after the Grant Date, (ii) upon your Termination of Employment you are a Section 16 Officer or employed in a job classification Band 1 or Band 2, and (iii) you are involuntarily terminated for reasons other than Cause, a portion of your Award equivalent to the number of Stock Options that would have vested in the twelve month period following the date of your Termination of Employment had you not been terminated will accelerate and immediately vest.  The vested portion of your Award will expire on the earlier of (i) the original expiration date of the Award, (ii) one year after the date of your Termination of Employment and (iii) such later date as may be applicable under Section 7.

11.                                 Withholdings; Tax Recovery.  The Company will have the right, prior to the issuance or delivery of any Shares in connection with the exercise of the Stock Option, to withhold or demand from you payment of the amount necessary to satisfy applicable tax requirements, as determined by the Company.  The methods described in Section 5 may also be used to pay your withholding tax obligation.

12.                                 Transfer of Stock Option.  You may not transfer the Stock Option or any interest therein except by will or the laws of descent and distribution.  Notwithstanding the foregoing, you may transfer the Stock Option to members of your immediate family or to one or more trusts for the benefit of family members or to one or more partnerships in which the family members are the only partners, provided that (i) you do not receive any consideration for the transfer, (ii) you furnish the Committee or its designee with detailed written notice of the transfer at least three (3) business days in advance, and (iii) the Committee or its designee consents in writing.  For this purpose, “family member” means your spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members. Any Stock Option transferred pursuant to this provision will continue to be subject to the same terms and conditions that were applicable to the Stock Option immediately prior to transfer.  The Stock Option may be exercised by the transferee only to the same extent that you could have exercised the Stock Option had no transfer occurred.

13.                                 Covenant; Forfeiture of Award; Agreement to Reimburse Company.

(a)                                  If your Termination of Employment is for Cause, including without limitation a termination as a result of your violation of the Company’s Code of Ethical Conduct, any outstanding vested or unvested Stock Options shall be immediately rescinded and you will forfeit any rights you have with respect to those Stock Options.  Furthermore, by not declining this Award you agree and promise immediately to deliver to the Company Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit you realized upon an exercise of the Stock Option during the period beginning six months prior to your Termination of Employment for Cause and ending on the six-month anniversary of your Termination of Employment for Cause, including, without limitation, a termination for Cause resulting from your violation of the Company’s Code of Ethical Conduct.

(b)                                 If the Committee determines, in its sole discretion, that at any time after the Grant Date and prior to the second anniversary of your Termination of Employment you (i) disclosed business confidential or proprietary information related to any business of the Company or Subsidiary or (ii) have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business, which arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary to a business that is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and the Committee has not approved the arrangement in writing, then any Stock Option that you have not exercised (whether vested or unvested) will immediately be rescinded, and you will forfeit any rights you have with respect to these Stock Options as of the date of the Committee’s determination.

14.                                 Adjustments.  In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by the Stock Option, the Exercise Price and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Stock Option.  Any such determinations and adjustments made by the Committee will be binding on all persons.

15.                                 Restrictions on Exercise.  Exercise of the Stock Option is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares covered by the Stock Option will be duly listed, upon official notice of issuance, on the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective or an exemption from registration will apply.  The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by the appropriate counsel of the Company.

16.                                 Disposition of Securities.  By not declining the Award, you acknowledge that you have read and understand the Company’s Insider Trading Policy, and are aware of and understand your obligations under applicable securities laws with respect to trading in the Company’s securities, and you agree not to exercise your Stock Option at any time when doing so would result in a violation of securities law.  You also acknowledge that the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the exercise of the Stock Option or by the disposition of Shares received upon exercise of the

Stock Option to the extent that the Company has a right of recovery or reimbursement under applicable securities laws or under its pay recoupment policy.

17.                                 Plan Terms Govern.  The exercise of the Stock Option, the disposition of any Shares received upon exercise of the Stock Option, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe.  The Plan document, as may be amended from time to time, is incorporated by reference into these Terms and Conditions.  .  Except with respect to the choice of law provision, in the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the terms of the Plan will control.  By not declining the Award, you acknowledge receipt of the Plan, as in effect on the date of these Terms and Conditions.

18.                                 Personal Data.  To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data.  Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time.  By not declining the Award, you hereby give your explicit consent to the Company’s processing any such personal data and/or sensitive personal data, and you also hereby give your explicit consent to the Company’s transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States.  The legal persons for whom your personal data is intended include the Company and any of its Subsidiaries (or former Subsidiaries as are deemed necessary), the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate.  You have the right to review and correct your personal data by contacting your local Human Resources representative.  By not declining the Award, you understand and acknowledge that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan and receipt of the Award.

19.                                 No Contract of Employment or Promise of Future Grants.  By not declining the Award, you agree to be bound by these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or your ordinary or expected salary or other compensation, and that the Award will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation.  If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you acknowledge and agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

20.                                 Limitations.  Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time.  Payment of Shares is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Stock Option.  You have no rights as a stockholder of the Company pursuant to the Stock Option until Shares are actually delivered you.

21.                                 Incorporation of Other Agreements.  These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Stock Option.  These Terms and Conditions supercede any prior agreements, commitments or negotiations concerning the Stock Option, except as otherwise provided in Section 17 above.

22.                                 Severability.  The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of these Terms and Conditions, which will remain in full force and effect.  Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

23.  Governing Law.  The validity, interpretation, construction and performance of these Terms and Conditions shall be governed by the laws of the state of New Jersey without reference to principles of conflicts of laws that would direct the application of the law of any other jurisdiction.

By not declining this Award, you agree to and acknowledge the following:

(i)                                     you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

(ii)                                  you understand and agree that these Terms and Conditions and the Plan constitute a binding agreement between you and the Company and represent the entire understanding between you and the Company regarding the Stock Option, and that any prior agreements, commitments or negotiations concerning the Stock Option are replaced and superseded.

You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Equity Plan Administration, 9 Roszel Road, Princeton, NJ  08540 in writing within sixty days of the date of these Terms and Conditions.  Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

/s/ Edward D. Breen
Edward D. Breen
Chairman of the Board
and Chief Executive Officer,
Tyco International Ltd.